Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902

Cypress Reports First-Quarter 2015 Results

SAN JOSE, Calif., April 30, 2015-Cypress Semiconductor Corp. (NASDAQ: CY) today announced its first-quarter 2015 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Closed $5 billion merger with Spansion Inc. on March 12, earlier than anticipated

•	Revenue of $209.1 million that included 18 days of Spansion results, with revenue of $173.9 million for existing Cypress business in line with guidance

•	Non-GAAP loss per share of ($0.45) that included $107 million adjustment for aged and excess inventory acquired through merger

•	$8.4 million in annualized synergies already realized

•	Declared dividend of $36 million to combined shareholders at a current yield of 3.4%

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:

(In thousands, except per-share data)

	NON-GAAP *			GAAP
	Q1 2015	Q4 2014	Q1 2014	Q1 2015	Q4 2014	Q1 2014

Revenue	$209,137	$184,097	$170,283	$209,137	$184,097	$170,283
Gross margin	-1.3%	52.4%	50.3%	-19.9%	50.9%	45.6%
Pretax margin	-42.0%	12.6%	7.3%	-120.2%	2.7%	-7.5%
Net income (loss)	$(87,857)	$22,056	$11,975	$(229,788)	$3,503	$(7,934)
Diluted EPS (loss per share)	$(0.45)	$0.13	$0.07	$(1.17)	$0.02	$(0.05)
* For a reconciliation of GAAP to Non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

We are pleased to have closed our merger with Spansion earlier than expected, and we are encouraged by the strategic opportunities ahead of us. Our post-merger company, which we internally refer to as New Cypress, is the No. 1 provider of SRAMs and the No. 1 provider of NOR Flash memories. This has helped to position us as the No. 3 provider of automotive MCUs and memories with $500 million in revenue and preferred supplier status to the Top 25 global automotive manufacturers. We are making excellent progress on integration-for example, we have completed more than half of the headcount reductions we planned for the year and we have already achieved $8.4 million in annualized synergies in the first quarter.

We remain committed to expanding gross and operating margins as the embedded memory leader and through our continued focus on automotive and industrial markets.

BUSINESS REVIEW
+ Our consolidated non-GAAP financials include 18 days of Spansion results due to the merger closing on March 12, 2015. On a standalone basis, Cypress’s first-quarter non-GAAP results would have been 50.8% gross margin (53.1% excluding the Emerging Technologies Division) and $0.10 earnings per share.

+ Net inventory at the end of the first quarter was $389.0 million, up 341% from the fourth quarter. The increase is primarily related to inventories acquired from Spansion, which totaled approximately $305 million, including the fair value adjustment mandated by purchase accounting.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on March 26, 2015. This dividend was paid on April 16, 2015.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	March 29,	December 28,	March 30,	Sequential	Year-over-
Business Unit	2015	2014	2014	Change	Year Change
PSD[1]	$56,717	$70,433	$69,347	(19)%	(18)%
MPD[1]	$91,533	$88,803	$81,323	3%	13%
DCD[1]	$18,565	$17,709	$15,590	5%	19%
ETD[1,2]	$7,077	$7,152	$4,023	(1)%	76%
Legacy Spansion [3]	$35,245	-	-	-	-
Total	$209,137	$184,097	$170,283	14%	23%
Geographic
China and ROW	49%	60%	62%	(18)%	(21)%
Americas	19%	16%	15%	19%	27%
Europe	16%	14%	14%	14%	14%
Japan	16%	10%	9%	60%	78%
Total	100%	100%	100%	0%	0%
Channel
Distribution	74%	71%	68%	4%	9%
Direct	26%	29%	32%	(10%)	(19%)
Total	100%	100%	100%	0%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.

2.
ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

3.	Our net sales includes the results of Legacy Spansion's operations for March 12, 2015 through March 29, 2015.

FIRST-QUARTER 2015 HIGHLIGHTS

+ Cypress and Spansion closed their merger in an all-stock, tax-free transaction valued at approximately $5 billion. In a special meeting, Cypress shareholders approved the issuance of 2.457 shares of Cypress stock to Spansion shareholders for each Spansion share they owned. The merger is expected to achieve more than $135 million in cost synergies on an annualized basis within three years and to be accretive to non-GAAP earnings within the first full year after the transaction closes. The combined company plans to continue to pay $0.11 per share in quarterly dividends, considerably enhancing shareholder returns.

+ Cypress expanded its Traveo™ microcontroller family with a cost-effective line of MCUs that enables 2-D and 3-D graphics in the dashboards, heads-up displays and HVAC systems of compact cars. The new family builds on the Traveo MCU family that Spansion announced in the fourth quarter of 2014 for midsize cars. Traveo enables the first 3-D-capable ARM® Cortex®-R5 MCU automotive cluster (dashboard) displays.

+ Cypress introduced a fingerprint reader solution designed to bring reliable, easy-to-use authentication to smartphones, tablets, wearables and other mobile devices. The TrueTouch® Fingerprint Reader provides access to one of the fastest-growing markets in semiconductors.

+ Cypress introduced the PSoC® 4 M-Series, designed to upgrade designs with legacy 8- and 16-bit applications with the 32-bit ARM-Cortex-M0 core. The PSoC 4 M-Series brings the design flexibility of the PSoC architecture to a wide range of sensor-based systems in home appliance, automotive and system management control applications.

+ Spansion expanded its portfolio of human-machine interface ICs for industrial, consumer and home appliance applications with two new ARM Cortex-M4-based microcontrollers. The new products enable the integration of advanced graphics, video and voice-command capabilities in the consumer and Internet of Things (IoT) markets.

+ Cypress and Arrow Electronics announced a design contest that challenges engineers to design solutions for the IoT using Cypress’s PSoC 4 Bluetooth® Low Energy (BLE) solution, the industry’s most-integrated programmable one-chip solution.

+ Kyocera selected Cypress’s TrueTouch TMA445 capacitive touchscreen controller for its ruggedized DuraForce smartphone. The Cypress-enabled, 4.5-inch touchscreen display allows users to make calls, check messages, send email and take pictures even if they are wearing thick gloves or the screen is wet.

+ The premium Chinese smartphone brand, vivo, selected Cypress’s TrueTouch TMA545 capacitive touchscreen controller for its next-generation vivo Y29 smartphone. TrueTouch allows users to “wake up” their phone from sleep mode by drawing a letter on the screen with their finger.

+ Cypress sampled the industry’s first programmable USB Type-C port controller solution: EZ-PD™ CCG1. The new super-slim 2.4-mm USB Type-C connector standard-which transmits multiple data protocols and delivers up to 100 W of power-is the sole data and power connector on the newest Apple® MacBook® computer.

+ Cypress also sampled its second-generation USB Type-C controller solution. Available in a Wafer Level Chip Scale Package, the EZ-PD CCG2 controller is optimized for Type-C cable connectors. In order to transmit and receive USB, DisplayPort and HDMI protocols, along with power, every Type-C cable must have an embedded Type-C chip, which greatly expands the USB market.

+ Cypress introduced the small-form-factor, fully certified EZ-BLE™ PRoC™ module, which significantly accelerates time-to-market for Bluetooth Smart products such as remote controls, toys, health and fitness equipment and home appliances. The new Bluetooth Low Energy (BLE) standard has become the overwhelming choice for short-range, wireless connectivity. Customers prefer integrated BLE modules because they reduce manufacturing costs and eliminate the need for costly, time-consuming certification by the FCC and equivalent bodies worldwide. Bluetooth Smart device shipments will grow from 165 million in 2014 to 1.2 billion in 2018 for a 64% CAGR, according to market analysis firm IHS.

+ Networking equipment maker Exablaze selected Cypress’s QDR®-IV SRAMs for its ExaLINK Fusion networking switch. QDR-IV offers the industry’s highest-performance SRAM solutions with a random transaction rate (RTR) of up to 2.132 billion transactions per second. RTR, the number of fully random memory accesses per second, is the critical memory performance metric for increased line card and switching rates.

+ Ikegami Tsushinki Corp., the world’s leading manufacturer of advanced HD cameras and production equipment, selected Cypress’s high-density First-In, First-Out (FIFO) memory for its 3G-ready fiber transmission camera control unit and base station.

+ Spansion launched its HyperRAM™ memory, the industry’s first Pseudo SRAM (PSRAM) device with HyperBus™-a simple 12-pin interface for fast, random and continuous read throughput up to 333 megabytes per second (MBps). HyperBus devices enable external RAM expansion, fast boot times and high-resolution graphics displays for applications such as automotive instrument clusters. HyperRAM joins HyperFlash™, the world's fastest NOR flash memory, in Cypress's growing portfolio of memories supporting the HyperBus standard.

+ Spansion introduced a 512Mb, 1.8-V Serial Peripheral Interface (SPI) NOR flash memory in 65nm MirrorBit® technology with the industry’s fastest read time. The new chip targets automotive infotainment systems, telematics, road-tolling systems and wireless base stations. With an 80-MHz Quad DDR (Double Data Rate) SPI interface and 80-MBps bandwidth, the chip is 50% faster than competing high-density 1.8-V SPI NOR flash devices.

+ In February, Spansion announced that it will jointly develop and manufacture 3-D NAND flash memories with XMC, China’s fastest-growing 300-mm semiconductor foundry company. The new, post-merger Cypress will combine its innovative charge-trap and 3-D technologies with XMC’s high-volume, state-of-the art manufacturing capabilities.

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ABOUT CYPRESS

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM and SRAM, Traveo microcontrollers, the industry’s only PSoC programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q2 2015 and the remainder of fiscal year 2015 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the expected timing and costs related to the integration of the Company with Spansion as a result of our recent merger; our ability to execute on planned synergies related to the merger with Spansion; our expectations regarding dividends; the semiconductor market; the strength and growth of our proprietary and programmable products; our expectations regarding our revenue growth and earnings leverage; our expectation that our ETD division will significantly contribute to our 2015 revenue growth; as well as our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, our ability to effectively integrate our company with Spansion in a timely manner; our ability to attract and retain key personnel; whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, our ability to manage our business to have strong earnings and significant revenue growth, reduce operating expenses, our ability to effectively implement third party wafer processes, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technologies Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, Spansion, the Spansion logo, and combinations thereof, TrueTouch, PSoC, CapSense and MirrorBit are registered trademarks and EZ-PD, EZ-BLE, PRoC, F-RAM, HyperRAM, HyperBus, HyperFlash and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF KEY NON-GAAP CONSOLIDATED FINANCIAL METRICS TO LEGACY CYPRESS METRICS
(In thousands)
(Unaudited)

	Three months ended March 29, 2015
	Consolidated	Impact of the Merger and Spansion Operations		Legacy Cypress

Revenue	$209,137	$35,245		$173,892
Non-GAAP gross margin	$(2,669)	$(91,093)	(1)	$88,424
Non-GAAP gross margin %	(1.3)%	(52.1)%		50.8%
Non-GAAP net loss	$(87,857)	(105,277)		17,420
Non-GAAP diluted earnings per share	$(0.45)			$0.10
Shares used in non-GAAP earnings per share calculation	196,471			175,130

(1) Non-GAAP gross margin for Spansion operations included $107 million of one-time, merger-related inventory adjustment.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29,	December 28,
	2015	2014
ASSETS
Cash, cash equivalents and short-term investments	$157,167	$118,812
Accounts receivable, net	192,136	75,984
Inventories, net (a)	389,022	88,227
Property, plant and equipment, net	561,296	237,763
Goodwill and other intangible assets, net	2,707,698	99,615
Other assets	230,189	122,880
Total assets	$4,237,508	$743,281
LIABILITIES AND EQUITY
Accounts payable	$195,017	$42,678
Deferred margin on sales to distributors	128,464	95,187
Income tax liabilities	60,417	21,494
Other liabilities	575,495	155,057
Long-term revolving credit facility	350,000	227,000
Total liabilities	1,309,393	541,416
Total Cypress stockholders' equity	2,934,698	207,757
Noncontrolling interest	(6,534)	(5,892)
Total equity	2,928,115	201,865
Total liabilities and equity	$4,237,508	$743,281
(a) Inventories include $1.7 million and $2.0 million of capitalized inventories related to stock-based compensation expense, as of March 29, 2015 and December 28, 2014, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	March 29,	December 28,	March 30,
	2015	2014	2014
Revenues	$209,137	$184,097	$170,283
Cost of revenues	250,839	90,395	92,561
Gross margin (loss)	(41,702)	93,702	77,722
Operating expenses:
Research and development	50,474	39,677	45,330
Selling, general and administrative	51,074	37,746	42,609
Acquisition costs and amortization of acquisition-related intangibles	26,833	8,558	1,833
Restructuring charges	75,715	72	(1,014)
Total operating expenses, net	204,096	86,053	88,758
Operating income (loss)	(245,798)	7,649	(11,036)
Interest and other income, net	(5,597)	(2,759)	(1,750)
Income (loss) before income taxes	(251,395)	4,890	(12,786)
Income tax provision (benefit)	(20,965)	1,813	(4,517)
Income (loss), net of taxes	(230,430)	3,077	(8,269)
Adjust for net loss attributable to noncontrolling interest	642	426	335
Net Income (loss) attributable to Cypress	$(229,788)	$3,503	$(7,934)
Net Income (loss) per share attributable to Cypress:
Basic	$(1.17)	$0.02	$(0.05)
Diluted	$(1.17)	$0.02	$(0.05)
Cash dividend declared per share	$0.11	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	196,471	161,864	154,572
Diluted	196,471	169,148	154,572

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	March 29	% of	December 28,	% of	March 30,	% of
	2015	Revenue	2014	Revenue	2014	Revenue
GAAP gross margin	($41,702)	(19.9%)	$93,702	50.9%	$77,722	45.6%
Stock-based compensation expense	4,219	2.0%	2,759	1.5%	2,251	1.3%
Ramtron acquisition-related expense	—	—%	22	—%	2,967	1.7%
Changes in value of deferred compensation plan	189	0.1%	(44)	—%	218	0.1%
Impairment of assets, restructuring and other	120	0.1%	—	—%	2,564	1.5%
Impact of purchase accounting	34,505	16.5%	—	—%	—	—
Non-GAAP gross margin	($2,669)	(1.2%)	$96,439	52.4%	$85,722	50.2%

GAAP research and development expenses	$50,474		$39,677		$45,330
Stock-based compensation expense	(5,750)		(2,553)		(7,183)
Ramtron acquisition-related expense	—		—		—
Changes in value of deferred compensation plan	(617)		128		(424)
Impairment of assets, restructuring and other	(62)		(252)		—
Impact of purchase accounting	(130)		—		—
Non-GAAP research and development expenses	$43,915		$37,000		$37,723

GAAP selling, general and administrative expenses	$51,074		$46,376		$42,609
Stock-based compensation expense	(8,827)		(1,436)		(7,388)
Ramtron acquisition-related expense	—		(8,602)		(473)
Changes in value of deferred compensation plan	(1,110)		229		(964)
Impairment of assets, restructuring and other	—		(72)		—
Legal and other	(654)		(1,330)		—
Impact of purchase accounting	(103)		—		—
Non-GAAP selling, general and administrative expenses	$40,380		$35,165		$33,784

GAAP operating income (loss)	($245,798)		$7,649		($11,036)
Stock-based compensation expense	18,796		6,748		16,822
Ramtron acquisition-related expense	1,305		8,622		5,274
Changes in value of deferred compensation plan	1,916		(402)		1,606
Impairment of assets, restructuring and other	182		328		1,550
Legal and other	654		1,330		—
Spansion merger-related and other items	95,202		—		—
Impact of purchase accounting	40,780		—		—
Non-GAAP operating income (loss)	($86,963)		$24,275		$14,216

GAAP pretax profit (loss)	($251,395)	(120.2%)	$4,890	2.7%	($12,786)	(7.5%)
Stock-based compensation expense	18,796	9.0%	6,748	3.7%	16,822	9.9%

Ramtron acquisition-related expense	1,305	0.6%	8,622	4.7%	5,274	3.1%
Changes in value of deferred compensation plan	1,242	0.6%	(1,048)	(0.6%)	747	0.4%
Impairment of assets, restructuring and other	455	0.2%	327	0.2%	1,550	0.9%
Legal and other	654	0.3%	1,330	0.7%	—	—%
Investment related losses (gains)	2,728	1.3%	1,495	0.8%	(30)	—%
Tax-related and other items	869	0.4%	(618)	(0.3%)	—	—%
Losses from equity method investment	1,559	0.7%	1,403	0.8%	913	0.5%
Spansion merger-related and other items	95,202	45.5%	—	—%	—	—%
Impact of purchase accounting	40,780	19.5%	—	—%	—	—%
Non-GAAP pretax profit (loss)	($87,805)	(42.1%)	$23,149	12.7%	$12,490	7.3%

GAAP net income (loss) attributable to Cypress	($229,787)		$3,503		($7,934)
Stock-based compensation expense	18,796		6,748		16,822
Ramtron acquisition-related expense	1,305		8,622		5,274
Changes in value of deferred compensation plan	1,242		(1,048)		747
Impairment of assets, restructuring and other	455		327		1,550
Legal and other	654		1,330		—
Investment related losses (gains)	2,728		1,495		(30)
Tax-related and other items	(20,791)		(324)		(5,367)
Losses from equity method investment	1,559		1,403		913
Spansion merger-related and other items	95,202		—		—
Impact of purchase accounting	40,780		—		—
Non-GAAP net income attributable to Cypress	($87,857)		$22,056		$11,975

GAAP net income (loss) per share attributable to Cypress - diluted	($1.17)		$0.02		($0.05)
Stock-based compensation expense	0.10		0.04		0.10
Ramtron acquisition-related expense	0.01		0.05		0.03
Changes in value of deferred compensation plan	0.01		(0.01)		—
Impairment of assets, restructuring and other	—		—		0.01
Legal and other	—		0.01		—
Investment related losses (gains)	0.01		0.01		—
Tax-related and other items	(0.11)		—		(0.03)
Losses from equity method investment	0.01		0.01		0.01
Spansion merger-related and other items	0.48		—		—
Impact of purchase accounting	0.21		—		—
Non-GAAP net income per share attributable to Cypress - diluted	($0.45)		$0.13		$0.07
(a) Refer to the accompanying "Notes to Non-GAAP Financial Measures" for a detailed discussion of management's use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 29,	December 28,	March 30,
	2015	2014	2014
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$12,295	$25,514	$25,191
Net cash provided by (used in) investing activities	($110,663)	($13,736)	$2,063
Net cash provided by (used in) financing activities	$142,216	($13,126)	($9,619)
Other Supplemental Data (Preliminary):
Capital expenditures	$6,496	$3,769	$5,599
Depreciation	$13,902	$10,013	$9,485
Payment of dividend	$17,931	$17,728	$16,850
Dividend paid per share	$0.11	$0.11	$0.11
Dividend yield per share (a)	3.1%	3.0%	4.4%

(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	March 29,		December 28,		March 30,
	2015		2014		2014
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	($229,788)	($87,857)	$3,503	$22,056	($7,934)	$11,975
Weighted-average common shares outstanding (basic)	196,471	196,471	161,864	161,864	154,572	154,572
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	—	7,284	8,892	—	11,366
Weighted-average common shares outstanding for diluted computation	$196,471	$196,471	$169,148	$170,756	$154,572	$165,938
Net income (loss) per share attributable to Cypress - basic	($1.17)	($0.45)	$0.02	$0.14	($0.05)	$0.08
Net income (loss) per share attributable to Cypress - diluted	($1.17)	($0.45)	$0.02	$0.13	($0.05)	$0.07

	March 29,		December 28,		March 30,
	2015		2014		2014
Average stock price for the period ended	$14.72		$10.77		$10.13
Common stock outstanding at period end (in thousands)	331,015		163,013		156,970

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Gross margin

•	Research and development expenses

•	Selling, general and administrative expenses

•	Operating income (loss)

•	Net income (loss)

•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges primarily related to stock-based compensation as well as restructuring charges, acquisition-related expenses and other adjustments. For the three months ended March 29, 2015, there were additional adjustments related to our merger with Spansion. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results. Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.